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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                   NSP Financing I
                (Exact name of registrant as specified in its charter)


                Delaware                                Applied For
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

          414 Nicollet Mall
        Minneapolis, Minnesota                             55401
(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                       Title of each class to be so registered


__% Trust Originated Preferred Securities -SM- ("TOPrS-SM-") (Liquidation amount $25 per Preferred Security) (together with the rights of holders of the Preferred Securities under the Preferred Securities Guarantee and back-up undertakings, consisting of obligations of Northern States Power Company as set forth in the Declaration of Trust (including the obligation to pay expenses of NSP Financing I), the Indenture and any applicable supplemental indentures thereto, and the Debt Securities issued to NSP Financing I)
                        _____________________________________

                            Name of each exchange on which
                            each class is to be registered

                             New York Stock Echange, Inc.
                        _____________________________________

    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(g) of the Act:

                                         None

-SM-"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The information included under the caption "DESCRIPTION OF THE PREFERRED SECURITIES" in the Prospectus Supplement dated December 27, 1996, filed in connection with the Registration Statement on Form S-3 (333-18917), is incorporated herein by reference. For purposes of such description, any prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS

    The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part II to the Instructions as to exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

    (a) Registrant's Registration Statement No. 333-18917 on Form S-3 as filed on December 27, 1996, and incorporated herein by this reference.

    (b) Registrant's Certificate of Trust as filed as Exhibit 4.06 to Registrant's Registration Statement No. 333-18917 and incorporated herein by this reference.

    (c) Registrant's Declaration of Trust as filed as Exhibit 4.08 to Registrant's Registration Statement No. 333-18917, which will be amended by the Amended and Restated Declaration of Trust the form of which was filed as Exhibit 4.10 to Registrant's Registration Statement No. 333-18917, each of which are incorporated herein by this reference.

    (d)  Form of Preferred Security

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    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   January 21, 1997           NSP FINANCING I


                                    By:  /s/ Edward J. McIntyre
                                       --------------------------------------
                                       Edward J. McIntyre, as Regular Trustee


                                    By:  /s/ Paul Pender
                                       --------------------------------------
                                       Paul Pender, as Regular Trustee